Exhibit 99.1

Tripath Reports First Quarter Net Revenue of $3.4 Million

- Company Reiterates Second Fiscal Quarter Outlook for $3.5 Million to $3.7 Million in Revenue -

SAN JOSE, Calif., February 2, 2006 — Tripath Technology Inc.(OTCBB: TRPH), creators of Digital Power Processing (DPP(R)) technology and Class-T(R) advanced 1-bit digital audio amplifiers, today reported estimated financial results for the first quarter of fiscal 2006 ended December 31, 2005. The results are presented as estimated as the Company needs to finalize the amount of the change in fair value on revaluation of warrant liability and embedded option under FAS 133 relating to the $5.0 million in 6% Senior Secured Convertible Debentures and warrants issued in November 2005. The change in fair value on revaluation of warrant liability and embedded option expense is a non-cash item, which does not impact revenue, cost of goods sold, gross profit, operating cash flow and cash expenses, but does impact the Company’s net loss and net loss per share on a GAAP basis. In addition, the Company expects to file its Form 10-Q and final results for the fiscal first quarter ended December 31, 2005 on or before February 9, 2006.

“Demonstrating continued improvement over 2005, first quarter revenue exceeded our original guidance and results were consistent with our pre-announcement made on January 18th,” said Dr. Adya Tripathi, Tripath’s Chairman, President and CEO. “Flat panel television sales delivered particularly strong revenue contribution and comprised over 71 percent of total dollar sales. Additionally, digital subscriber line (DSL) driver products and convergence products, such as the popular iPodTM docking stations, also drove sales growth.”

“We have been focused on continuing to drive fundamental improvements in our business and are committed to the goal of achieving profitability. Our strategy is to leverage our technology leadership and strong intellectual property position with timely and well-positioned product introductions into existing and new markets. We are building on the market opportunities in flat panel TVs, home theatre, automotive audio and personal computer (PC) convergence as our chips and technology are embedded into a growing number of high-volume end products. We are also gaining traction with new design wins and expanded use in key customers’ product lines,” added Dr. Tripathi.

Estimated First Quarter Fiscal 2006 Results:

Net revenue for the first quarter of fiscal 2006 was $3.4 million, a decrease of approximately $50,000, or 1.5 percent, from $3.5 million in the fiscal fourth quarter 2005 and an increase of $1.7 million, or 104.5 percent, when compared with net revenue of $1.7 million in the corresponding prior year quarter. Gross margin for the fiscal first quarter was 35.2 percent, continuing to reflect sales of previously written down inventory. Excluding this effect, the gross margin for the quarter would have been 15.7 percent.

Net loss for the first quarter of fiscal 2006 was an estimated $6.2 million, or an estimated $0.11 per share, compared to a net loss in the fourth quarter of fiscal 2005 of $1.5 million, or $0.03 per share, and a net loss for first quarter of fiscal 2005 of $2.9 million, or $0.06 per share. Included in the net loss for the December 2005 quarter was approximately $460,000 for the non-cash increase to operating expenses to account for stock-based compensation expense as prescribed by SFAS123R and the net unfavorable impact of $3.7 million in non-cash items related to the company’s financing completed in November 2005. Without these items, the company’s net loss would have been an estimated $2.0 million, or an estimated $0.04 per share, in line with the company’s guidance.

On November 8, 2005, the company issued $5.0 million principal amount of 6% Senior Secured Convertible Debentures. The company booked a series of entries to record the accounting treatment of the debentures, the warrants that were also issued to the investors participating in the financing, and the related financing fees, and the net impact of this activity was to book both a short and long term liability for the debentures and the warrants. These amounts are carried on the accounting records of the company net of a fair value calculation to determine the related discount to the debenture and the liability related to the warrants. As a result, during the first quarter, the company recognized a $5.5 million charge to interest expense related to the debt discount taken on the debentures, which was partially off-set by a $1.8 million gain on revaluation of the company’s warrant liability.

“We delivered first quarter revenue growth of over 100 percent compared to a year ago while continuing to manage operating expenses,” said Jeffrey L. Garon, Vice President and CFO of the company. “Our loss from operations for the quarter was $2.5 million, which included approximately $460,000 in non-cash charges for the adoption of SFAS123R. In addition, we strengthened our balance sheet with a cash infusion and ended the quarter with improvements in our working capital position that are expected to help relieve some of the production constraints that impacted us in the fourth quarter of fiscal 2005.”

Financial Guidance:

Please see our note regarding forward looking statements.

Second fiscal quarter revenue is expected to range from approximately $3.5 million to $3.7 million, or approximately flat to an increase of 10 percent compared to the first fiscal quarter of 2006. Additionally, the company expects a small favorable impact to gross margin in the March quarter from the anticipated sale of inventory that has previously been written down to its estimated net realizable value in the range of 5 percent to 10 percent and, thus, would expect to report gross margin for the quarter in the range of 20 percent to 30 percent. As the year unfolds, the company anticipates that the positive effects from sales of previously written down inventory will cease to have a significant impact on future quarters. In addition, the company anticipates that its plan of building sustainable unit sales volume through pricing and design strategies will result in improved product mix and that its gross margins will settle toward more normal levels of 30 percent to 40 percent as a result. The company’s pricing and design strategies are expected to continue to be followed by sustainable, increased production volumes, which in turn should continue to allow the company to reduce reserved inventory levels and negotiate more advantageous costs while driving to more cost effective solutions through its development efforts.

“Total operating expenses for the second quarter of fiscal 2006 are expected to be approximately flat when compared to the first quarter of fiscal 2006. Primary risks to the accuracy of this number are due to uncertainty in our estimated legal expenses associated with pending litigation and entries required to remain in compliance with SFAS123R,” added Garon.

“Excluding the additional potential impact related to the accounting of the warrants and debentures, we expect the net loss for the second quarter of fiscal 2006 to be in the range of $0.05 to $0.06 per share.”

“As we continue to execute our strategy during the first half of fiscal 2006, we expect to continue building unit volumes, working to reduce product costs and expanding our product applications base. We expect that our overall performance will continue to drive us in the direction of profitability,” Garon concluded.

First Quarter Fiscal 2006 Conference Call:

Tripath Technology Inc. will hold its quarterly conference call to discuss its first quarter fiscal 2006 financial results and other related items today at 2:00 P.M. (Pacific Time).

Analysts and investors are invited to participate on the call by dialing 1-800-638-4817 (Domestic) and 617-614-3943 (International) and entering the participant pass code number 53367734. Investors may take advantage of a live web cast of the call available through the investor relations section of the Tripath website at www.tripath.com or via Thomson at www.earnings.com. Institutional investors can also access the call via Thomson’s password-protected event management site at www.streetevents.com.

The conference call replay will be available after 7:00 P.M. (Pacific Time) on February 2, 2006 until February 16, 2006. The replay number is 1-888-286-8010 (Domestic) and 617-801-6888 (International). The replay participant pass code will be 78956967. Additionally, the web cast replay of the call will be available on the investor relations section of the Tripath’s website at www.tripath.com.

Going Concern Qualification and Weaknesses in Internal Controls:

We have received a going concern opinion from our independent auditors and have identified material weaknesses in our internal controls over financial reporting in connection with the audit of our consolidated financial statements for the year ended September 30, 2005. We continue to take what we believe to be appropriate actions to remediate these weaknesses, but there is no assurance that we will receive an unqualified opinion or a clear Sarbanes-Oxley Section 404 attestation from our independent auditors in the future. In addition, if these weaknesses are not remediated, they could result in material misstatements to the company’s future annual or interim financial statements that would not be prevented or detected.

About Tripath Technology Inc.:

Based in San Jose, Calif., Tripath Technology Inc. is a fabless semiconductor company that focuses on providing highly efficient power amplification to the Flat Panel Television, Home Theater,

Automotive Audio and Consumer and PC Convergence markets. Tripath owns the patented technology called Digital Power Processing (DPP(R)), which leverages modern advances in digital signal processing and power processing. Tripath markets audio amplifiers with DPP(R) under the brand name Class-T(R). Tripath’s current customers include, but are not limited to, companies such as Alcatel, Alpine, Hitachi, JVC, Samsung, Sanyo, Sharp, Sony and Toshiba. For more information on Tripath please visit Tripath’s web site at www.tripath.com.

Special Note Regarding Forward Looking Statements/ Safe Harbor Statement:

Certain statements in this release concerning Tripath’s future financial and operating results, including revenue and unit volume growth, gross margins, cost reductions, net loss, and prospects for achieving profitability, demand for Tripath products and expansion of its applications base for such products, production volumes, improvement of production constraints and Tripath’s competitive position, including those statements made under the “Financial Guidance” section above are forward-looking statements that involve a number of risks and uncertainties. Actual events and results could differ materially from those stated or implied from the forward looking statements. Factors that may affect the results and circumstances indicated in these forward looking statements include lack of demand for Tripath’s products, the availability of sufficient cash resources to fund Tripath’s working capital requirements, silicon wafer pricing and the availability of foundry and assembly capacity and raw materials and our ability to develop competitive products. Also, the availability and pricing of competing products and technologies would effect sales and pricing of Tripath’s products. Tripath may experience fluctuations in the manufacturing yields of its third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of its products. Further, the company is subject to a number of covenants and potential events of default under the 6% Senior Secured Convertible Debentures it issued in a private placement in November 2005 that also could adversely affect its ability to execute its growth strategy.

Tripath may not be able to specify, develop, acquire, complete, introduce, market or transition new products, including the new “Godzilla” based products and technologies to volume production in a timely manner. Further information regarding these and other risks and uncertainties is included in Tripath’s United States Securities and Exchange Commission filings, in particular, Tripath’s annual report on Form 10-K, its quarterly reports on Form 10-Q and its periodic reports on Form 8-K. Readers are encouraged to review these filings. Tripath assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release includes disclosures regarding certain pro forma information in order to reflect an accurate comparison with prior comparative periods. Whenever we mention pro forma information, we will do so with the reconciliation to its GAAP equivalent. We include this pro forma information, because management uses the information when monitoring our operations, as well as because management believes that it provides a more true comparison to our prior comparative period, which does not have the same accruals.

Financial Statements Follow:

TRIPATH TECHNOLOGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2005 (unaudited)		September 30, 2005 (audited)
Assets
Current assets:
Cash, cash equivalents and restricted cash	$1,880		$878
Accounts receivable, net	1,266		1,010
Inventories	5,099		5,457
Prepaid expenses and other current assets	1,674		1,512

Total current assets	9,919		8,857
Property and equipment, net	876		875
Other assets	119		122

Total assets	$10,914		$9,854

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,987		$3,488
Current portion of capital lease obligations	229		215
Current portion of deferred rent	314		305
Current portion of notes payable	2,250	*	0
Debt discount - short term	(1,887	)*	0
Accrued expenses	2,322		2,899
Deferred distributor revenue	1,113		1,202
Warrant liability and embedded option	8,485	*	396

Total current liabilities	14,813	*	8,505

Long term liabilities:
Long term capital lease	94		21
Deferred rent	83		167
Long term debt	2,750	*	0
Debt discount - long term	(2,750	)*	0

Total long term liabilities	177		188

Stockholders’ equity (deficit):
Common stock	55		55
Additional paid-in capital	203,199		202,310
Deferred stock-based compensation	0		0
Accumulated deficit	(207,325	)*	(201,201)
Other comprehensive income/(expense)	(5)		(3)

Total stockholders’ equity (deficit)	(4,076	)*	1,161

Total liabilities and stockholders’ equity (deficit)	$10,914		$9,854

(* This Balance Sheet is comprised of estimates and will be finalized upon confirmation of the appropriate entries to record the amount of the change in fair value on revaluation of warrant liability and embedded option under FAS 133 relating to the debenture and warrants issued in November 2005.)

TRIPATH TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per shares data)

(unaudited)

	Three Months Ended December 31 2005		Three Months Ended December 31 2004
Revenue	$3,422		$1,673
Cost of revenue	2,218		1,227

Gross profit	1,204		446

Operating expenses:
Research and development	1,831		1,901
Selling, general and administrative	1,843		1,428

Total operating expenses	3,674		3,329

Loss from operations	(2,470)		(2,883)
Change in fair value on revaluation of warrant liability and embedded option	1,826	*	—
Interest and other expense, net	(5,475	)*	5

Net loss	$(6,119	)*	$(2,878)

Basic and diluted net loss per share
	$(0.11	)*	$(0.06)

Weighted average number of common shares used to compute basic and diluted net loss per share	55,858		48,267

(* This Income Statement is comprised of estimates and will be finalized upon confirmation of the appropriate entries to record the amount of the change in fair value on revaluation of warrant liability and embedded option under FAS 133 relating to the debenture and warrants issued in November 2005.)

TRIPATH TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP to Non-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	Dec 31,
	2005 GAAP		FAS 123R	3/05 Warrant Accounting	Debenture Related Accounting	Non-GAAP Sub-Total	Impact on Cost from Sale of Reserved Inventory	2005 Non-GAAP Total
						—
Revenue	$3,422					3,422		$3,422
Cost of revenue	$2,218					2,218	668	2,886

Gross profit	1,204		—	—	—	1,204	(668)	536

Gross margin	35.2%					35.2%		15.7%
Operating expenses:
Research and development	$1,831		(275)			1,556
Selling, general and administrative	$1,843		(185)			1,658

Total operating expenses	3,674		(460)	—	—	3,214
Operating expense as a percent of revenue	107.4%					93.9%

Loss from operations	(2,470)		460	—	—	(2,010)

Change in fair value on revaluation of warrant liability and embedded option	$1,826	*		(108)	(1,718)	(0)
Interest and other expense, net	$(5,475	)*			5,462	(13)

Net loss	$(6,119	)*	$460	$(108)	$3,744	$(2,023)

Basic and diluted net loss per share
	$(0.11	)*				$(0.04)

Weighted average number of common shares used to compute basic and diluted net loss per share	55,858					55,858

(*This GAAP vs. Non-GAAP reconciliation is comprised of estimates and will be finalized upon confirmation of the appropriate entries to record the amount of the change in fair value on revaluation of warrant liability and embedded option under FAS 133 relating to the debenture and warrants issued in November 2005.)

CONTACT:

Tripath Technology Inc.

Jeffrey L. Garon, 408-750-6801

INVESTOR CONTACT:

Lippert / Heilshorn & Associates, Inc.

David Barnard / Kirsten Chapman, 415-433-3777

david@lhai-sf.com

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